UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 20, 2010

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M-63 North, Benton Harbor, Michigan	49022-2692
(Address of Principal Executive Offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2010 Whirlpool Corporation annual meeting of stockholders held on April 20, 2010 (the “2010 Annual Meeting”), the stockholders approved the Whirlpool Corporation 2010 Omnibus Stock and Incentive Plan (the “Omnibus Stock and Incentive Plan”). The terms and conditions of the Omnibus Stock and Incentive Plan and awards contemplated there under are described in Whirlpool’s Proxy Statement dated March 1, 2010, which description is incorporated by reference herein. This summary is qualified in its entirety by reference to the Omnibus Stock and Incentive Plan, filed as Exhibit 10.1 attached hereto and incorporated by reference herein. The Nonemployee Director Stock Option Form of Agreement to be used under the Omnibus Stock and Incentive Plan is filed as Exhibit 10.2 attached hereto and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders

At the 2010 Annual Meeting, the following items were voted on by stockholders:

a.	Messrs. Michael F. Johnston, William T. Kerr, William D. Perez, Michael D. White, and Ms. Janice D. Stoney were each elected by the stockholders to a term to expire in 2011.

Nominees	For	Against	Abstain	Broker Non-Votes
Michael F. Johnston	60,967,958	570,401	83,025	4,357,749
William T. Kerr	60,503,621	1,031,321	86,442	4,357,749
William D. Perez	61,094,695	446,711	79,978	4,357,749
Janice D. Stoney	60,399,233	1,132,733	89,418	4,357,749
Michael D. White	61,101,447	437,565	82,372	4,357,749

b.	Management’s proposal to ratify the appointment of Ernst & Young LLP as Whirlpool’s independent registered public accounting firm for 2010 was approved.

For	Against	Abstain
64,761,464	1,157,847	59,822

c.	Management’s proposal to approve the Whirlpool Corporation 2010 Omnibus Stock and Incentive Plan was approved.

For	Against	Abstain	Broker Non-Votes
48,551,057	12,930,264	140,063	4,357,749

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Whirlpool Corporation 2010 Omnibus Stock and Incentive Plan

10.2	Nonemployee Director Stock Option Form of Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: April 26, 2010	By:	/S/ ROBERT J. LAFOREST
	Name:	Robert J. LaForest
	Title:	Corporate Secretary and Group Counsel